Exhibit 99.1


                   First Busey Corporation Earnings Release

    URBANA, Ill., April 19 /PRNewswire-FirstCall/ --

                             FINANCIAL HIGHLIGHTS

     -- Net income increased $518,000 or 10.7% to $5,360,000 for the quarter ended March 31, 2004, compared to $4,842,000 for the first quarter of 2003. First Busey Corporation earned $0.39 per share on a fully-diluted basis during the first quarter of 2004, an increase of 11.4% over per share earnings of $0.35 during the first quarter of 2003.

     -- Net interest income for the quarter ended March 31, 2004 was $12,362,000, an increase of $537,000 or 4.5% from $11,825,000 for the quarter ended March 31, 2003. Interest income was $18,256,000 for the quarter ended March 31, 2004, a decline of $412,000 or 2.2% from $18,668,000 for the quarter ended March 31, 2003, due to lower yields on all categories of interest-bearing assets, partially offset by an increase in the average balance of loans. Interest expense was $5,894,000, a decline of $949,000 or 13.9% from $6,843,000 for the quarter ended March 31, 2003. The decline in interest expense is due to lower funding costs offset partially by growth in the average balance of outstanding debt.

     -- Provision for loan losses was $425,000 for the quarter ended March 31, 2004, compared to $600,000 for the first quarter of 2003. The decrease in provision expense is related to the reduction in the level of past-due loans.

     -- Non-interest income was $5,694,000 for the quarter ended March 31, 2004, a decline of $781,000 or 12.1% from $6,475,000 for the comparable period in 2003. Gains on the sale of mortgage loans declined to $822,000 for the first quarter of 2004 compared to $2,235,000 during the same period of 2003. Growth in trust and brokerage commissions partially offset the decline in mortgage banking income. Trust and brokerage commissions increased $415,000 or 26.4% to $1,987,000 for the first quarter of 2004 compared to $1,572,000 for the first quarter of 2003.

     -- Non-interest expense totaled $9,467,000 for the quarter ended March
        31, 2004, a decline of $915,000 or 8.8% from $10,382,000 for the first quarter of 2003. Salary and wage expense was lower in the first quarter of 2004 compared to the first quarter of 2003, due to reduced levels of commission expense on mortgage loan production. Other operating expenses were lower during the first quarter of 2004 compared to the first quarter of 2003 due primarily to lower expenses associated with foreclosed assets.


                              FINANCIAL SUMMARY

                                             Three Months Ended
                                                  March 31,
                                    2004            2003         % Change
                                (dollars in thousands except per share data)
    Earnings & Per Share Data
    Net Income                       $5,360          $4,842         10.7%
    Basic earnings per share           0.39            0.36          8.3%
    Fully diluted earnings per share   0.39            0.35         11.4%
    Dividends per share                0.19            0.17         11.8%

    Average Balances
    Assets                       $1,515,508      $1,423,030          6.5%
    Investment securities           214,803         237,035         -9.4%
    Loans                         1,205,928       1,083,380         11.3%
    Earning assets                1,422,618       1,332,042          6.8%
    Deposits                      1,231,218       1,190,706          3.4%
    Stockholders' equity            126,742         117,400          8.0%

    Performance Ratios
    Return on average assets          1.42%           1.38%
    Return on average equity         17.01%          16.73%
    Net interest margin               3.58%           3.70%
    Efficiency ratio                 51.57%          55.74%

    Loan Performance
    Net credit losses (recoveries)      $(1)            $12
    Accruing loans 90+ days past due    727           4,499
    Non-accrual loans                 2,695             990
    Foreclosed assets                 4,784           5,483


    March 31, 2004

    NASDAQ symbol .................. BUSE

    Closing price .................. $27.09

    Price/earnings ratio ........... 17.15x

    Price/book ratio ............... 288%

    52-week price range ............ $23.08 - $28.84

    Book value per share ........... $9.40

    YTD dividend per share ......... $0.19

    Common shares outstanding ...... 13.7 million


                         CONSOLIDATED BALANCE SHEETS
                                 (unaudited)

                                                           March 31,
                                                     2004           2003
                                                (dollars in thousands except
                                                       per share data)
    Assets
    Cash and due from banks                          $41,942        $48,233
    Federal Funds sold                                 5,100         18,500
    Investment securities                            209,599        233,498

    Loans                                          1,224,831      1,099,735
      Less allowance for loan losses                 (16,654)       (16,048)
    Net loans                                      1,208,177      1,083,687

    Premises and equipment, net                       22,388         26,846
    Goodwill and other intangibles                     9,375          9,741
    Other assets                                      37,013         33,637
    Total assets                                  $1,533,594     $1,454,142

    Liabilities & Stockholders' Equity
    Non-interest bearing deposits                   $169,401       $154,386
    Interest bearing deposits                      1,088,608      1,058,526
    Total deposits                                $1,258,009     $1,212,912
    Federal funds purchased & securities
     sold under agreements to repurchase               8,526          9,005
    Short-term debt                                    3,250              -
    Long-term debt                                   100,603         77,759
    Junior subordinated debt
     owed to unconsolidated trust                     25,000         25,000
    Other liabilities                                  9,641         10,142
    Total liabilities                             $1,405,029     $1,334,818

    Common stock                                      $6,291         $6,291
    Surplus                                           21,019         20,977
    Retained earnings                                105,070         94,176
    Other comprehensive income                         9,852         10,267
    Treasury stock                                   (10,780)       (10,546)
    Unearned ESOP shares                              (2,853)        (1,759)
    Deferred compensation for stock grants               (34)           (82)
    Total stockholders' equity                      $128,565       $119,324
    Total liabilities & stockholders' equity      $1,533,594     $1,454,142

    Per Share Data

    Book value per share                               $9.40          $8.75
    Tangible book value per share                      $8.71          $8.03
    Ending number of shares outstanding           13,681,000     13,640,000


                      CONSOLIDATED STATEMENTS OF INCOME
                                 (unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                      2004           2003
                                                 (dollars in thousands except
                                                         per share data)
    Interest and fees on loans                       $16,639        $16,485
    Interest on investment securities                  1,616          2,150
    Other interest income                                  1             33
    Total interest income                            $18,256        $18,668

    Interest on deposits                              $4,247         $5,424
    Interest on short-term borrowings                     68             45
    Interest on long-term debt                         1,016            811
    Junior subordinated debt
     owed to unconsolidated trust                        563            563
    Total interest expense                            $5,894         $6,843

    Net interest income                              $12,362        $11,825
    Provision for loans losses                           425            600
    Net interest income after provision              $11,937        $11,225

    Trust fees                                        $1,395         $1,107
    Commissions and brokers' fees                        592            465
    Fees for customer services                         2,196          2,143
    Gain on sale of loans                                822          2,235
    Security gains, net                                  191            183
    Other                                                498            342
    Total non-interest income                         $5,694         $6,475

    Salaries and employee benefits                    $5,564         $5,651
    Net occupancy expense                                884            815
    Furniture and equipment expenses                     535            682
    Other operating expenses                           2,484          3,234
    Total non-interest expense                        $9,467        $10,382

    Income before income taxes                        $8,164         $7,318
    Income taxes                                       2,804          2,476
    Net Income                                        $5,360         $4,842

    Common Share Data

    Basic earnings per share                           $0.39           0.36
    Fully diluted earnings per share                   $0.39           0.35
    Average number of shares outstanding          13,669,000     13,664,000


                              CORPORATE PROFILE

    First Busey Corporation (Nasdaq: BUSE) is a financial holding company headquartered in Urbana, Illinois. First Busey Corporation has two wholly owned banking subsidiaries with locations in three states. Busey Bank is headquartered in Urbana, Illinois and has eighteen banking centers serving Champaign, McLean and Ford Counties in Illinois. Busey Bank also has a banking center in Indianapolis, Indiana and a loan production office in Ft. Myers, Florida. Total assets of Busey Bank were $1.4 billion as of March 31, 2004. Busey Bank Florida is a federal thrift headquartered in Ft. Myers, Florida with two banking centers located in Cape Coral, Florida. Total assets of Busey Bank Florida were $117 million as of March 31, 2004. Busey provides electronic delivery of financial services through Busey e-bank, www.busey.com .
    Busey Investment Group is a wholly owned subsidiary of First Busey Corporation and owns three subsidiaries. First Busey Trust & Investment Co. specializes in asset management and trust services with approximately
$1.25 billion in assets under care. First Busey Securities, Inc. (member NASD/SIPC) is a full-service broker/dealer subsidiary with more than $600 million in assets under care. Busey Insurance Services, Inc. provides personal insurance products and specializes in long-term healthcare insurance.
    First Busey Corporation Common Stock is traded on the Nasdaq National Market under the symbol "BUSE." First Busey Corporation has a Repurchase Program in effect under which it is authorized to purchase up to 500,000 shares of stock. BUSE closed on March 31, 2004 at $27.09, an increase of 0.3% from the closing price of $27.00 on December 31, 2003.

SOURCE  First Busey Corporation
    -0-                             04/19/2004
    /CONTACT: Barbara J. Kuhl, President & COO of First Busey Corporation, +1-217-365-4513/
    /Web site:  http://www.busey.com /
    (BUSE)

CO:  First Busey Corporation
ST:  Illinois
IN:  FIN
SU:  ERN